NEWS RELEASE

FOR IMMEDIATE RELEASE

October 31, 2011

CAPITOL FEDERAL FINANCIAL, INC.

 TO PRESENT AT STIFEL NICOLAUS BANK CONFERENCE

Topeka, KS – Capitol Federal Financial, Inc. announced today that it will participate as a presenter at Stifel Nicolaus Bank Conference in New York, NY on November 2, 2011.  John B. Dicus, Chairman, President, and Chief Executive Officer, is scheduled to present on Wednesday, November 2, 2011.  The presentation is scheduled for 9:30 AM ET.

A link to the live webcast will be available at http://www.veracast.com/webcasts/stifel/bank2011/01103178.cfm, and also under the Investor Relations link on the company website, http://www.capfed.com.  The archived webcast will be available for 30 days after the event.  The slides presented at the conference will be posted to the Company’s website at the time of the presentation.

Capitol Federal Financial, Inc. is the holding company for Capitol Federal Savings Bank which operates 45 branch offices in Kansas and Missouri.

News and other information about the Company can be found on the Bank’s website, www.capfed.com.

Except for the historical information contained in this press release, the matters discussed may be deemed to be forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties, including changes in economic conditions in the Company's market area, changes in policies by regulatory agencies and other governmental initiatives affecting the financial services industry, fluctuations in interest rates, demand for loans in the Company's market area, the future earnings and capital levels of Capitol Federal Savings Bank, which could affect the ability of the Company to pay dividends in accordance with its dividend policies, competition, and other risks detailed from time to time in the Company's SEC reports.  Actual results in future periods may differ materially from those currently expected.  These forward-looking statements represent the Company's judgment as of the date of this release.  The Company disclaims, however, any intent or obligation to update these forward-looking statements.

For further information contact:
Jim Wempe	Kent Townsend
Vice President, Investor Relations	Executive Vice President, Chief Financial Officer, and Treasurer
700 S Kansas Ave.	700 S Kansas Ave.
Topeka, KS 66603	Topeka, KS 66603
(785) 270-6055	(785) 231-6360
jwempe@capfed.com	ktownsend@capfed.com